Exhibit 4.9

Issue Date: July 31, 2006

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

HOMEAWAY, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES that GuestClick, Inc., a Florida corporation (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to July 31, 2011 (the “Expiration Date”), to subscribe for and purchase from HomeAway, Inc., a Delaware corporation (the “Company”), 100,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price of 2.00 (two dollars) per share (the “Exercise Price”). The Exercise Price and the Shares purchasable hereunder are subject to adjustment as set forth in Section 9 hereof. This Warrant is issued pursuant to that certain Agreement dated June 1, 2006, by and between the Company and the Holder (the “GuestClick Agreement”). Capitalized terms not otherwise defined herein shall have the same meanings as when used in the GuestClick Agreement.

1. Exercise of Warrant.

(a) Unless earlier terminated under Section 12 hereof, the purchase rights represented by this Warrant shall be exercisable by the Holder (i) as to 50,000 of the Shares (the “Phase One Shares”) at any time after the date of delivery and successful operation of VacationClick Software on TripHomes quality assurance servers and before the close of business on the Expiration Date; and (ii) as to 50,000 of the Shares (the “Phase Two Shares”) at any time after the date of the Phase Two Closing and before the close of business on the Expiration Date; provided, however, in the event that the Phase Two Closing does not occur by the date set forth in paragraph 3 of Schedule 4 of the GuestClick Agreement, the purchase rights as to the Phase Two Shares shall terminate as of such date. Unless earlier terminated under Section 12 hereof, the purchase rights represented by this Warrant shall be exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

(b) In lieu of exercising this Warrant by payment of cash or check pursuant to subsection (a) above, the Holder may, unless earlier terminated under Section 12 hereof, elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

Y(A-B)
X	=	A

Where,	X	=	the number of Shares to be issued to Holder;

	Y	=	the number of Shares for which the Warrant is being exercised;

	A	=	the fair market value of one Share; and

	B	=	the Exercise Price.

(i) For purposes of this subsection (b), the fair market value of a Share is defined as follows:

(1) if the exercise is in connection with an initial public offering of the Common Stock, and if the Company’s registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” specified in the final prospectus with respect to the offering;

(2) if the exercise is in connection with a Change of Control (as defined below), then the fair market value shall be the value received in such Change of Control by the holders of the securities as to which purchase rights under this Warrant exist;

(3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

(ii) A “Change of Control” shall mean (x) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (y) a sale of all or substantially all of the assets of the Company.

2. Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

4. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

5. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof. Without limiting the foregoing, no dividends shall accrue on any Shares purchased pursuant to this Warrant prior to the exercise hereof.

6. Registration Under Securities Act of 1933, as amended. The Shares shall be deemed “Registrable Securities” or otherwise entitled to “piggy back” registration rights and related obligations and Holder shall be deemed a “Holder” (for purposes of such “piggy back” registrations rights and related obligations only) in accordance with the terms of that certain Amended and Restated Investors’ Rights Agreement dated May 26, 2006, as may be subsequently amended (the “Rights Agreement”) between the Company and its investor(s) in the form presented to Holder as of the Issue Date.

7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder’s expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9.

(a) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(b) Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(c) Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

10. Restrictions on Transferability of Securities.

(a) Restrictions on Transferability. This Warrant and the Shares issuable upon exercise of this Warrant (collectively the “Securities”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 10 and in compliance with Section 13 hereof, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). The Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities to agree (i) to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 10 and (ii) to provide the representations in Section 11 hereof.

(b) Restrictive Legend. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10(c) below) be stamped or otherwise imprinted with legends in the following forms (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE WARRANT AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD, ARE BINDING ON TRANSFEREES OF THE SECURITIES.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 10.

(c) Notice of Proposed Transfers. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 10(c) and the provisions set forth in Section 13 hereof. Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act.

11. Investment Representations and Covenants of the Holder. With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:

(a) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(b) Experience. The Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

(c) Investment. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

(d) Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. The Holder understands that the Company is not under any obligation to register any of the Securities. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

(e) No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

(f) Market Standoff. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of the covenants in this subsection (e) and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

(g) Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to its satisfaction.

12. Early Termination. The purchase rights represented by this Warrant shall terminate and be of no further force and effect upon the first to occur of (a) the closing of the Company’s first firm commitment underwritten public offering of its Common Stock or other securities pursuant to an effective registration statement under the Securities Act or (b) the closing of a Change of Control.

13. Company’s Right of First Refusal. Before any Securities held by Holder or any transferee (sometimes referred to herein as the Holder) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Securities, or any portion thereof, on the terms and conditions set forth in this Section 13 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Securities shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Securities; (ii) the name of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Securities to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Securities (the “Offered Price”), and the Holder shall offer the Securities at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase up to all of the Securities proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (the “Purchase Price”) for the Securities purchased by the Company or its assignee(s) under this Section 13 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. To the extent the Securities, or any portion thereof, in the Notice are not purchased by the Company and/or its assignee(s) as provided in this Section 13, then the Holder may sell or otherwise transfer such Securities to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 13 shall continue to apply to the Securities in the hands of such Proposed Transferee. If the Securities described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Securities held by the Holder may be sold or otherwise transferred.

14. Notices. In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, (iv) of any Change of Control or (v) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, Change of Control, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, Change of Control, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

15. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS; PROVIDED, HOWEVER, THAT WITH RESPECT TO MATTERS OF CORPORATE LAW, THE DELAWARE GENERAL CORPORATION LAW SHALL APPLY WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b) Restrictions. By acceptance hereof, the Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

(c) Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Assignment. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company. This Warrant shall be binding upon any successors or assigns of the Company.

(e) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed to the party to be notified at the address, facsimile number or electronic mail address indicated for such person on the signature page hereof, or at such other address, facsimile number or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on signature page hereof. With respect to any notice given by the

Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, the Holder agrees that such notice may be given by facsimile or by electronic mail.

(f) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

HomeAway, Inc.

By:	/s/ Carl Shepherd

Its:	President

Address:

3801 Capital of Texas Highway, Suite 150
Austin, Texas 78704
Facsimile: (512) 684-1063
Email:

AGREED AND ACKNOWLEDGED:

“Holder”

/s/ Aaron Shepherd
(Signature)

Aaron Shepherd
(Print Name)

CEO, Guestclick, Inc.
(Title if signing of behalf of an entity)

Address*:

3301 Bonita Beach Road, #205
Bonita Springs, FL 34134

Facsimile:

Email:	aaron.shepherd@guestclick.com

*	Please indicate address for notice purposes.

HOMEAWAY, INC.

SIGNATURE PAGE TO WARRANT

NOTICE OF EXERCISE

TO:	HomeAway, Inc.

3801 Capital of Texas Highway, Suite 150

Austin, Texas 78704

Facsimile: (512) 684-1063

ATTN: Secretary

1. The undersigned hereby elects to purchase                      shares of the Common Stock (the “Shares”) of HomeAway, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. The undersigned hereby makes the representations and covenants to the Company set forth in Section 11 hereof in connection with the purchase of the Shares.

(Date)	(Signature)

(Print Name)

(Title if Signing on Behalf of an Entity)

NOTICE OF CONVERSION

TO:	HomeAway, Inc.

3801 Capital of Texas Highway, Suite 150

Austin, Texas 78704

Facsimile: (512) 684-1063

ATTN: Secretary

1. The undersigned hereby elects to convert the attached Warrant into                      shares of the Common Stock (the “Shares”) of HomeAway, Inc. pursuant to Section 1(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. The undersigned hereby makes the representations and covenants to the Company set forth in Section 11 hereof in connection with the purchase of the Shares.

(Date)	(Signature)

(Print Name)

(Title if Signing on Behalf of an Entity)